Exhibit 99.2

Contacts:	JaCee Burnes Exelon Investor Relations 312-394-2948 jacee.burnes@exeloncorp.com Judy Rader Exelon Corporate Communications 312-394-7417 judith.rader@exeloncorp.com	FOR IMMEDIATE RELEASE

EXELON GENERATION COMMENCES EXCHANGE OFFERS

CHICAGO (June 13, 2012) — Exelon Generation Company, LLC (Generation) announced today that it has commenced private offers to certain eligible holders to exchange any and all of the outstanding 7.60% Senior Notes due 2032 (CUSIP No. 210371 AF7) (Old Notes) of its parent Exelon Corporation (Exelon) (which were assumed by Exelon from Constellation Energy Group, Inc.), for:

•	Generation’s newly issued 4.25% Senior Notes due 2022 (the New 2022 Notes), plus a cash payment (2022 Exchange Offer); and

•

Generation’s newly issued 5.60% Senior Notes due 2042 (the New 2042 Notes, and together with the New 2022 Notes, the New Notes), plus a cash payment (the 2042 Exchange Offer, and together with the 2022 Exchange Offer, the Exchange Offer).

As of the date hereof, $700 million aggregate principal amount of the Old Notes are outstanding.

The complete terms and conditions of the Exchange Offer are set forth in a confidential offering memorandum dated June 13, 2012, and related letter of transmittal.

The following is a brief summary of certain key elements of the Exchange Offer:

The Exchange Offer will expire at midnight, New York City time, on July 11, 2012, unless extended (Expiration Date).

Eligible holders who validly tender and who do not validly withdraw Old Notes at or prior to 5:00 p.m., New York City time, on June 26, 2012, unless extended (Early Participation Date), and whose tenders are accepted for exchange by Generation, will receive the Total Exchange Price (defined below) for each $1,000 principal amount of Old Notes, in the forms of consideration described below, on the Early Participation Settlement Date, which is expected to be June 28, 2012.

“Total Exchange Price” means either the 2022 Total Exchange Price or the 2042 Total Exchange Price as the context requires. “Exchange Price” means either the 2022 Exchange Price or the 2042 Exchange Price as the context requires. “Early Participation Payment” means either the 2022 Early Participation Payment or the 2042 Early Participation Payment as the context requires.

The “2022 Total Exchange Price” will equal the discounted value on the Early Participation Settlement Date of the remaining payments of principal and interest (excluding accrued and unpaid interest to but not including the Early Participation Settlement Date) per $1,000 principal amount of Old Notes through the maturity date of the Old Notes, using a yield equal to the sum, as calculated by the joint dealer managers, of (1) the bid-side yield on the 3.125% U.S. Treasury Security due February 15, 2042, as of the Pricing Time (as defined below), as displayed on the Bloomberg Government Pricing Monitor Page BBT (or any recognized quotation source selected by the joint dealer managers in their sole discretion if such quotation report is not available or manifestly erroneous) plus (2) a fixed spread of 215 basis points. The 2022 Total Exchange Price will be rounded to the nearest cent per $1,000 principal amount of Old Notes and will also include a “2022 Early Participation Payment” of $50.00 per $1,000 principal amount of Old Notes tendered and accepted for exchange by Generation before 5:00 p.m. New York City time on June 26, 2012. The “Pricing Time” means 2:00 p.m., New York City time, on June 26, 2012.

For each $1,000 principal amount of Old Notes tendered and accepted for exchange by Generation, the 2022 Total Exchange Price will be payable in the following forms of consideration:

•	cash in an amount equal to 10% of the 2022 Total Exchange Price, plus

•

a principal amount of New 2022 Notes equal to 90% of the 2022 Exchange Ratio multiplied by $1,000. The “2022 Exchange Ratio” means the ratio determined by dividing the 2022 Total Exchange Price by the New 2022 Notes Value.

The “New 2022 Notes Value” will equal the discounted value on the Early Participation Settlement Date of the remaining payments of principal and interest (excluding accrued and unpaid interest to but not including the Early Participation Settlement Date) per $1,000 principal amount of New 2022 Notes through the maturity date of the New 2022 Notes, using a yield equal to the sum, as calculated by the joint dealer managers, of (1) the bid-side yield on the 1.75% U.S. Treasury Security due May 15, 2022, as of the Pricing Time, as displayed on the Bloomberg Government Pricing Monitor Page BBT (or any recognized quotation source selected by the joint dealer managers in their sole discretion if such quotation report is not available or manifestly erroneous) plus (2) a fixed spread of 265 basis points. The New 2022 Notes Value will be rounded to the nearest cent per $1,000 principal amount.

The “2042 Total Exchange Price” will equal the discounted value on the Early Participation Settlement Date of the remaining payments of principal and interest (excluding accrued and unpaid interest to but not including the Early Participation Settlement Date) per $1,000 principal amount of Old Notes through the maturity date of the Old Notes, using a yield equal to the sum, as calculated by the joint dealer managers, of (1) the bid-side yield on the 3.125% U.S. Treasury Security due February 15, 2042, as of the Pricing Time, as displayed on the Bloomberg Government Pricing Monitor Page BBT (or any recognized quotation source selected by the joint dealer managers in their sole discretion if such quotation report is not available or manifestly erroneous) plus (2) a fixed spread of 215 basis points.

The 2042 Total Exchange Price will be rounded to the nearest cent per $1,000 principal amount of Old Notes and will also include a “2042 Early Participation Payment” of $50.00 per $1,000 principal amount of Old Notes tendered and accepted for exchange by Generation before 5:00 p.m. New York City time on June 26, 2012.

For each $1,000 principal amount of Old Notes tendered and accepted for exchange by Generation, the 2042 Total Exchange Price will be payable in the following forms of consideration:

•	cash in an amount equal to 10% of the 2042 Total Exchange Price, plus

•

a principal amount of New 2042 Notes equal to 90% of the 2042 Exchange Ratio multiplied by $1,000. The “2042 Exchange Ratio” means the ratio determined by dividing the 2042 Total Exchange Price by the New 2042 Notes Value.

The “New 2042 Notes Value” will equal the discounted value on the Early Participation Settlement Date of the remaining payments of principal and interest (excluding accrued and unpaid interest to but not including the Early Participation Settlement Date) per $1,000 principal amount of New 2042 Notes through the maturity date of the New 2042 Notes, using a yield equal to the sum, as calculated by the joint dealer managers, of (1) the bid-side yield on the 3.125% U.S. Treasury Security due February 15, 2042, as of the Pricing Time, as displayed on the Bloomberg Government Pricing Monitor Page BBT (or any recognized quotation source selected by the joint dealer managers in their sole discretion if such quotation report is not available or manifestly erroneous) plus (2) a fixed spread of 290 basis points. The New 2042 Notes Value will be rounded to the nearest cent per $1,000 principal amount.

Eligible holders who validly tender Old Notes after the Early Participation Date but at or prior to the Expiration Date, and whose tenders are accepted for exchange by Generation, will receive the Total Exchange Price minus the Early Participation Payment, determined as set forth in the offering memorandum. In such case, the Early Participation Payment will be deducted from the cash portion of the Total Exchange Price.

The New 2022 Notes will constitute a further issuance of, and will form a single series with, the 4.25% Senior Notes due 2022 that Generation expects to issue for cash on June 18, 2012 in the aggregate principal amount of $275,000,000 (Original 2022 Notes). The New 2042 Notes will constitute a further issuance of, and will form a single series with, the 5.60% Senior Notes due 2042 that Generation expects to issue for cash on June 18, 2012 in the aggregate principal amount of $500,000,000 (Original 2042 Notes, and together with the Original 2022 Notes, Original Notes).

Interest on the New Notes will accrue from the issuance date of the Original Notes. Holders of New Notes issued in the Exchange Offer will not be entitled to interest accrued on the New Notes up to but not including the relevant settlement date, although the first interest payment following each settlement date will include the interest accrued during such period. Each holder whose Old Notes are accepted for exchange by Generation will receive a cash payment (reduced as described in the following sentence) representing interest, if any, that has accrued from the most recent interest payment date in respect of the Old Notes up to but not including the relevant settlement date. Interest payable on the Old Notes up to but not including the relevant settlement date will be reduced by the interest accrued on the New Notes up to but not including the relevant settlement date.

Tenders of Old Notes in the exchange offer may be validly withdrawn at any time at or prior to 5:00 p.m., New York City time, on June 26, 2012, (Withdrawal Date) provided that Generation may extend the Early Participation Date without extending the Withdrawal Date, unless required by law. Old Notes tendered after the Withdrawal Date may not be withdrawn, except where additional withdrawal rights are required by law (as determined by Generation in its sole discretion).

Consummation of the Exchange Offer is subject to a number of conditions, including the issuance of the Original Notes, a tax fungibility condition (which means that each series of the New Notes is treated as part of the same issue as the applicable Original Notes for U.S. federal income tax purposes) and the absence of certain adverse legal and market developments.

Generation will not receive any cash proceeds from the Exchange Offer.

The New Notes have not been registered under the Securities Act of 1933 or any state securities laws. The New Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws. Generation will enter into a registration rights agreement with respect to the New Notes and the Original Notes.

The Exchange Offer will only be made to qualified institutional buyers pursuant to Rule 144A and outside the United States in accordance with Regulation S under the Securities Act of 1933, as amended (the Securities Act). No assurance can be given that the Exchange Offer will be completed or, if completed, as to the terms on which it will be completed. This press release does not constitute an offer to sell or the solicitation of an offer to buy the New Notes, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Holders of Old Notes who desire a copy of the eligibility letter may contact D.F. King & Co., Inc. toll-free at (800) 859-8508 or at (212) 269-5550 (banks and brokerage firms) or visit its website at www.dfking.com/exelon.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as (1) those factors discussed in the following sections of our 2011 Annual Report on Form 10-K: (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) those factors discussed in the following section of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012: (a) Part II, Other Information, ITEM 1A. Risk Factors, (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 15 and (3) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation and Exelon Generation Company, LLC (Companies). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. Neither of the Companies undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

# # #

Exelon Corporation (NYSE:EXC) is the nation’s leading competitive energy provider, with approximately $33 billion in annual revenues. Headquartered in Chicago, Exelon has operations and business activities in 47 states, the District of Columbia and Canada. Exelon is the largest competitive U.S. power generator, with approximately 35,000 megawatts of owned capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 100,000 business and public sector customers and approximately 1 million residential customers. Exelon’s utilities deliver electricity and natural gas to more than 6.6 million customers in central Maryland (BGE), northern Illinois (ComEd) and southeastern Pennsylvania (PECO).

7